SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          ----------------------

                         BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         BURLINGTON NORTHERN INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
          187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
          (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
          respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
           Statement No.:............................Preliminary Proxy
                                                     Statement
                                                     Registration Statement
                                                     on Form S-4
                                                     (Reg. No. 33-56007)
                                                     Registration Statement
                                                     on Form S-4, as amended
                                                     (Reg. No. 33-56183)
    (3)    Filing Party:          ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
                                  ...................October 12, 1994
                                  ...................October 27,1994


                         BURLINGTON NORTHERN/SANTA FE
                                    MERGER

                                 BN/SF MERGER
                   Summary of Amended Agreement - First Step

              Joint Cash Tender for 63 Million Santa Fe Shares
              (About 33% of Outstanding Shares at $20 Per Share)


bullet   Santa Fe to Purchase 38 Million Shares
bullet   BN to Purchase 25 Million Shares
bullet Tender Offer Launched on December 23, 1994, and Scheduled to Expire February 8, 1995
bullet   Tender Offer Subject, Among Other Things, to

         bullet Approval of Second-Step Merger by BN and Santa Fe
                Shareholders at Meetings Scheduled for February 7, 1995 bullet At Least 63 Million Shares Tendered and Not Withdrawn bullet Both BN and Santa Fe Obtaining Sufficient Financing
                Commitments Obtained)

bullet   Tender Offer Not Subject to ICC Approval of Merger


           [Burlington Northern Inc. Logo appears on each page]

                                 BN/SF MERGER
                  Summary of Amended Agreement - Second Step


                        Tax Free Stock-for-Stock Merger

bullet   Exchange Ratio of .4 BN Share for Each Remaining Outstanding Santa
         Fe Share
bullet   Subject, Among Other Things, to

         bullet ICC Approval of Merger (Expected in Mid-1996) bullet Approval of BN and Santa Fe Shareholders bullet Consummation of Joint Tender Offer

                               BN/SF MERGER
                   Possible Incremental Share Repurchase

bullet   Santa Fe Can Repurchase Up to 10 Million Shares Between
         Tender and Merger As Long As Certain Conditions Are Met

bullet   Exchange Ratio at Closing Will be Adjusted for Shares
         Actually Repurchased Up to .4347

                                BN/SF NETWORKS

                     [Artwork map of contiguous U.S.]
                       with the Burlington Northern
                     and Santa Fe Rail lines drawn up
                     to Vancouver and Winnipeg, Canada

                                 BN/SF MERGER
                                   Benefits

                       bullet Broad Geographic Coverage
                       bullet Extensive Single-Line Service
                       bullet Diversified Traffic Base
                        bullet Revenue Growth
                       bullet Operating Cost Savings
                       bullet Overhead Expense Reduction
                       bullet Financial Strength

                                 BN/SF MERGER
                                   Benefits

bullet  Broad Geographic Coverage
         bullet   All Major Western Ports
         bullet   Mexican and Canadian Gateways
         bullet   Gulf Ports
         bullet   Major Midwestern and Southwestern Gateways
bullet  Extensive Single-Line Service
         bullet   Eliminates Costs and Delays of Interchanges
         bullet   Improves Productivity
         bullet   Enhances Responsiveness to Customer Needs
         bullet   Opens Access to New Markets

                                 BN/SF MERGER
                                   Benefits
                           Diversified Traffic Base

                                  % of 1993 Revenue
                               -----------------------------
Revenue Source                 BN        BN/SF Combined
- ---------------------------    ------    -------------------
Coal                            33%                      25%
Intermodal                      16                        24
Agricultural                    17                        14
Commodities
Chemicals                        9                        10
Forest Products                 10                         8
Consumer Products                5                         7
Other                           10                        12
                               ---                       ---
                      Total    100%                     100%
                               ===                      ===


                                 BN/SF MERGER
                                   Benefits
                                Revenue Growth
                                 ($ Millions)


Truck Diversions                                 $132.1
New Rail Business                                 115.2
Extended Hauls                                     59.2
                                               --------
                        Total                    $306.5



                                                     Source: ICC Merger Case

                                 BN/SF MERGER
                                   Benefits
                            Operating Cost Savings
                                 ($ Millionsl)


Reroute Savings                                           $14.7
  37 Million Car Miles
  2.7 Billion Gross Ton Miles
  1.8 Million Locomotive Miles
  525,000 Train Miles
  4 Million Gallons of Diesel Fuel
Common Point Consolidations                                11.9
Mechanical                                                 45.7
Engineering/Maintenance of Way                             12.7
Purchasing and Materials                                   13.3
Intermodal Operations                                       8.7
                                                       --------

        Total                                            $107.0

                                                      Source: ICC Merger Case


                                 BN/SF MERGER
                                   Benefits
                          Overhead Expense Reduction
                                 ($ Millions)

Executive Office                                         $  9.4
Transportation/Maintenance Support                         37.3
Purchasing Support                                         32.4
Operating Support                                          24.2
Management Information Systems                             45.1
Business Unit Overheads                                    86.8
Other General and Administrative                          110.8
                                                       ---------
        Total                                            $346.0

                                                       Source: ICC Merger Case

                                 BN/SF MERGER
                                   Benefits
                                 ($ Millions)



Annual Benefits            Year One   Year Two   Year Three   Normal Year
- ------------------------   --------   --------   ----------   -----------

Increased Revenues         $183.9     $260.5     $291.1       $306.5
Less: Costs of Handling     119.6      169.5      189.4        199.4
                           --------   --------   ----------   -----------
                           $ 64.3     $ 90.1     $101.8       $107.1
Operating Benefits         $271.8     $385.1     $430.3       $453.0
                           --------   --------   ----------   -----------
Total Annual Benefits      $336.1     $476.1     $532.1       $560.1
                           ========   ========   ==========   ===========

One-Time Costs
- ------------------------
Separation/Relocation/
  Training                 $211.6     $ 42.3     $ 28.2
Net Capital Expenditures   $ 63.4

                                                       Source: ICC Merger Case

                                 BN/SF MERGER
                            Pro Forma Impact on BN*



                                1995      1996      1997     1998     1999
                               ------    ------    -----    -----    -----
E.P.S. Accretion/(*Dilution)   (5.3%)    (4.7%)    1.3%     10.6%    15.3%
Debt/Capitalization
(Beginning of Year)
         Pro Forma Combined    48.6%     46.1%     39.9%    32.6%    22.5%
         Tender Offer Only     52.0%     48.1%       --       --       --
EBIT/Interest                  5.1x      6.1x      5.7x     7.6x     10.3x

        * As Calculated by BN's financial advisor Lazard Freres & Co. Based on assumed merger date of January 1, 1997. Does not include SF repurchase program, which, if included, would have no material impact to positive impact on EPS, accretion/(dilution).


                                 BN/SF MERGER
                              Estimated Timetable


Joint Tender Commenced                                      December 23, 1994
Joint Proxy Statement Sent to Shareholders                  January 16, 1995
Supplemental Joint Proxy Materials Sent to Shareholders     January 26, 1995
Shareholder Meeting to Vote on Merger                       February 7, 1995
Joint Tender Offer Consummated                              February 8, 1995
ICC Approval                                                Mid-1996

                                 BN/SF MERGER
                      Summary of Benefits to Shareholders

bullet   Likely ICC Approval

               bullet   Pro-Competitive

               bullet   Shipper Support

               bullet   Labor Impact

bullet   Incremental Operating Income of $560 Million

bullet   Significant Growth Prospects

bullet   Strong Financial Performance and Balances Sheet

bulllet  Enhanced Shareholder Value

                                 BN/SF MERGER
                   Current Blended Value of BN/SF Agreement

         BN/SF Agreement with No
      Incremental Share Repurchase      Value
      ----------------------------      -----

$20 Cash Tender for 33.2% of Stock      $6.64
0.4 BN Shares for 66.8% of Stock*      $13.53
                                        -----
         Total                         $20.17

         Incremental Repurchase of
           10 Million Shares            Value
         -------------------------      -----

$20 Cash Tender for 33.2% of Stock      $6.64
0.4347 BN Shares for 66.8% of Stock*   $14.70
                                        -----
         Total                         $21.34


______________
*  Using BN Share Price on 1/23/95 of $50.625

                                 BN/SF MERGER
                   DISCOUNTED FUTURE BLENDED VALUE ANALYSIS


1997 Pro Forma Combined E.P.S.                    $6.92

Forward P/E Multiple for Premier Rail Stock       12.0x

Hypothetical BN/SF Share Price as of 1/1/97       $81.84

Net Present Value at 15% Discount Rate            $61.88

0.4 BN Shares for 66.8% Based on NPV              $16.54


$20 Cash Tender for 33.2% of Stock                $6.64
                                                  ------

         Total                                    $23.18



                                 January 30, 1995


BURLINGTON NORTHERN INC. [LOGO]

Gerald Grinstein                      3800 Continental Plaza
Chairman and                              777 Main Street
Chief Executive Officer             Fort Worth, Texas 76102-5384
                                    (817) 333-2272

Dear BN Shareholder,

         With only one week remaining before the special shareholders meeting to approve the merger between Burlington Northern Inc. and Santa Fe Pacific Corp., it is timely to write again to encourage you to vote FOR the merger.

         The record-setting financial performance of BN during the second half of 1994 has set the benchmark for 1995. The financial community has estimated that BN's 1995 earnings will grow at least by 20 percent over the $4.27 earned per share in 1994, adding more shareholder value to your investment in Burlington Northern. At the same time, Santa Fe has reported record earnings for 1994, and its Chairman, Rob Krebs, last week told the financial community that Santa Fe's revenues will grow 7 percent and operating income will top $500 million, a 15 percent increase in 1995.

         Together, the Burlington Northern and Santa Fe is the right railroad combination for the shareholders of both railroads, their customers and employees. The current merger agreement offers real value, both in the short term and in the long term, for BN shareholders. It will not be dilutive to earnings once anticipated savings are realized. There is little, if any, risk of the merger not being approved by the U.S. government. And it is likely now that approval could take place in as little as 6 to 12 months after shareholder approval, but no longer than 18 months.

         The projected cost savings from combining these two great railroads, along with the estimated increases in revenues, are expected to deliver approximately $560 million of new operating income within three years following consummation of the merger (this excludes certain non-cash items). That means more shareholder value for your. Together, the BN-SF could be a railroad approaching $8 billion in revenues, operating income exceeding $1.5 billion and an operating ratio near 79 percent at the time it opens for business.

         We're excited about the prospects for this new railroad to compete for business and to offer existing and new customers access to new markets and to single-line service that will be of exceptional quality and efficiency. As a shareholder, this means more value to you in the form of a financially stronger company that can provide increasingly greater returns on your investment, both through share-price appreciation and dividends. Your Board of Directors unanimously supports this merger.

         Please sign, date and mail your proxy (the cream-colored card with the blue stripe) today and vote FOR the merger with Santa Fe. Thank you for your continued support.

                                 Very truly yours,

                                 /s/ Gerald Grinstein
                                 --------------------
                                     Gerald Grinstein


                   BURLINGTON NORTHERN INC. [LOGO NEWS]



Contact:       Richard A. Russack (BN)             FOR IMMEDIATE RELEASE


                   BURLINGTON NORTHERN AND SANTA FE ASK ICC
                   TO REVIEW MERGER APPLICATION IN 180 DAYS


   FORT WORTH, Texas, January 30, 1995 - Burlington Northern Inc. (BN) and Santa Fe Pacific Corp. (Santa Fe) Friday filed a petition asking for the pending joint merger application of BN and Santa Fe to be reviewed under the new 180-day timeline proposed on January 26 by the Honorable Gail McDonald, chairman of the Interstate Commerce Commission (ICC). Chairman McDonald's proposal, on behalf of the full ICC, came in testimony before the Railroad Subcommittee on Transportation and Infrastructure.
   ICC review of the application is pending shareholder approval by both companies.
Shareholders are scheduled to vote on February 7, 1995.
   In commenting on the ICC proposal, Gerald Grinstein, BN's chairman and chief executive officer, applauded Ms. McDonald's initiative in seeking to reduce the ICC timeline for review of railroad mergers. In this way, railroads can be treated more like all other industries when seeking strategic combinations, such as the merger between BN and Santa Fe.

                                      ###